SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 23, 1999
                           COMPUTER MARKETPLACE, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                 0-14731             33-0558415
        -----------------------------------------------------------------
             (STATE OR OTHER        (COMMISSION         (IRS EMPLOYER
             JURISDICTION OF         FILE NUMBER)     IDENTIFICATION NO.)
             FORMATION)



                     1171 RAILROAD STREET, CORONA, CA      91720
             ------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (909) 735-2102
                                                           --------------

       -------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. See pages F-1 through F-16 below.

         (b) PRO FORMA FINANCIAL INFORMATION. See pages P-1 through P-9 below.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                      COMPUTER MARKETPLACE, INC.



                                      By:  /s/ ROBERT M. WALLACE
                                          --------------------------------------
                                          Name:   Robert M. Wallace
                                          Title:  Chairman of the Board


Dated:  July 9, 1999


                                 INDEX TO FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          ----
COMPUTER MARKETPLACE(R), INC.

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS [UNAUDITED]:
   Introductory Note...................................................................   P-1
   Pro Forma  Combined Condensed Balance Sheet as of March 31, 1999 [Unaudited]........   P-2
   Pro Forma Combined Condensed Statement of Operations for the nine
     months ended March 31, 1999 [Unaudited]...........................................   P-5
   Pro Forma Combined Condensed Statement of Operations for the year ended
     June 30, 1998 [Unaudited].........................................................   P-7
   Notes to Pro Forma Combined Condensed Financial Statements [Unaudited]..............   P-9

E-TAXI, INC.:

   Report of Independent Auditors......................................................   F-1
   Balance Sheets as of March 31, 1999 [Unaudited] and
     December 31, 1998 [Audited].......................................................   F-2
   Statements of Operations for the three months ended March 31, 1999
     [Unaudited] and for the period from April 14, 1998 [inception] to
     December 31, 1998 [Audited].......................................................   F-3
   Statements of Stockholders' Deficit for the three months ended March 31,
     1999 [Unaudited] and for the period from April 14, 1998 [inception] to
     December 31, 1998 [Audited].......................................................   F-4
   Statements of Cash Flows for the three months ended March 31,
     1999 [Unaudited] and for the period from April 14, 1998 [inception] to
     December 31, 1998 [Audited].......................................................   F-5
   Notes to Financial Statements.......................................................   F-6

TECHSTORE, L.L.C.:

   Company's Explanation for Lack of Audit Report for TechStore, L.L.C.................   F-9
   Balance Sheets as of March 31, 1999 and December 31, 1998 [Unaudited]...............   F-10
   Statements of Operations for the three months ended March 31, 1999 and 1998
     and the years ended December 31, 1998 and 1997 [Unaudited]........................   F-11
   Statements of Members' Deficit for the period ended March 31, 1998
     through March 31, 1999 [Unaudited]................................................   F-12
   Statements of Cash Flows for the three months ended March 31, 1999 and 1998
     and the years ended December 31, 1998 and 1997 [Unaudited]........................   F-13
   Notes to Financial Statements.......................................................   F-14

SIGNATURES.............................................................................   F-17


                                        . . . . . . . .

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
================================================================================

         The following pro forma condensed combined balance sheet as of March 31, 1999, and condensed combined statement of operations for the year ended June 30, 1998 and the nine months ended March 31, 1999 give effect to Computer Marketplace, Inc. [the "Company"] acquiring all of the issued and outstanding capital stock of E-Taxi, Inc. ["E-Taxi"] on April 23, 1999. As consideration for 9,074,000 shares of the E-Taxi's common stock and 400,000 shares of E-Taxi's Series A Preferred Stock, the Company issued an aggregate of 9,074,000 shares of the Company's common stock and 400,000 shares of the Company's Series A Preferred Stock. After the closing, the stockholders of E-Taxi owned 81.8% of the shares of the combined entity. For accounting purposes, E-Taxi is deemed to be the acquiror under the purchase method. The total purchase price is approximately $9,500,000 which results in goodwill of approximately $7,500,000. Goodwill will be amortized over 5 years under the straight-line method. The effective date of the E-Taxi acquisition is April 23, 1999. The pro forma financial statements also gives effect to combining TechStore, L.L.C. ["Tech Store"] which was acquired concurrently by E-Taxi on March 31, 1999 by the issuance of 2,000,000 shares of common stock and 400,000 shares of preferred stock of E-Taxi. The Company has assigned a value of $568,000 based upon an unaffiliated appraisal of the intangible assets acquired. The intangibles will be depreciated over 5 years. Immediately prior to the Company's acquiring E-Taxi, E-Taxi completed a private placement of approximately $1,400,000 to fund its working capital needs.

         In connection with these acquisitions, the Company has revised its business strategy, and has decided to adopt a plan to sell its subsidiary, Medical Marketplace. Therefore, these financials give the pro forma effect of this subsidiary as a discontinued operation [See Combining Schedule A].

         The pro forma information is based on the historical financial statements of the Company, E-Taxi and TechStore, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

         The pro forma balance sheet gives effect to the transactions as if they occurred on the balance sheet date. The pro forma statements of operations for the year ended June 30, 1998 and the nine months ended March 31, 1999 give effect to these transactions as if they had occurred at the beginning of the fiscal year presented. The historical statements of operations of the Company will reflect the effects of these transactions from date of acquisition onward.

         The pro forma combined statements have been prepared by the Company's managements based upon the historical financial statements of the Company, E-Taxi and TechStore. The pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

         The most recent fiscal year end of TechStore and E-Taxi differs from the Company's most recent fiscal year end by more than 93 days. The acquired entities income statements have been updated to adjust for this difference. The adjustments are listed in notes 4, 5, 7 and 8 to the pro forma financial information.

COMPUTER MARKETPLACE, INC.
=========================================================================================================================

PRO FORMA COMBINED CONDENSED BALANCE SHEETS [UNAUDITED]
=========================================================================================================================

                                        COMPUTER
                                    MARKETPLACE, INC.                                                        PRO FORMA
                                     MARCH 31, 1999     E-TAXI         TECHSTORE                             COMBINED
                                     FROM COMBINING    MARCH 31,       MARCH 31,            PRO FORMA        MARCH 31,
                                       SCHEDULE A       1 9 9 9         1 9 9 9            ADJUSTMENTS        1 9 9 9
                                     --------------  -------------   -------------      ----------------  ---------------
ASSETS:
CURRENT ASSETS:
   Cash and Cash Equivalents         $        6,205  $          --   $      82,535 (3)  $      1,400,000  $     1,488,740
   Accounts Receivable                        9,865             --          27,705                    --           37,570
   Other Current Assets                         500             --          11,021                    --           11,521
                                     --------------  -------------   -------------      ----------------  ---------------

   TOTAL CURRENT ASSETS                      16,570             --         121,261             1,400,000        1,537,831
                                     --------------  -------------   -------------      ----------------  ---------------

PROPERTY AND
   EQUIPMENT - NET                           12,105             --          44,290                    --           56,395
                                     --------------  -------------   -------------      ----------------  ---------------

OTHER ASSETS:
   Goodwill                                      --             --              -- (6)        10,300,000       10,300,000
   Deposits                                      --             --         105,703                    --          105,703
   Acquired Intangibles                          --             --              -- (9)           568,000          568,000
                                     --------------  -------------   -------------      ----------------  ---------------

   TOTAL OTHER ASSETS                            --             --         105,703            10,868,000       10,973,703
                                     --------------  -------------   -------------      ----------------  ---------------

   TOTAL ASSETS                      $       28,675  $          --   $     271,254      $     12,268,000  $    12,567,929
                                     ==============  =============   =============      ================  ===============


See Notes to Pro Forma Financial Statements.

COMPUTER MARKETPLACE, INC.
======================================================================================================================

PRO FORMA COMBINED CONDENSED BALANCE SHEETS [UNAUDITED]
======================================================================================================================

                                        COMPUTER
                                    MARKETPLACE, INC.                                                     PRO FORMA
                                     MARCH 31, 1999     E-TAXI         TECHSTORE                          COMBINED
                                     FROM COMBINING    MARCH 31,       MARCH 31,          PRO FORMA       MARCH 31,
                                       SCHEDULE A       1 9 9 9         1 9 9 9          ADJUSTMENTS       1 9 9 9
                                     --------------  -------------   -------------      -------------  ---------------
LIABILITIES AND STOCKHOLDERS' (DEFICIT):
CURRENT LIABILITIES:
   Notes/Loans Payable               $      141,169  $          --   $      45,000      $          --  $       186,169
   Accounts Payable                         321,864             --         331,571                 --          653,435
   Accrued Expenses                              --          7,321          45,034                 --           52,355
   Accrued Payroll and
     Payroll Related Liabilities            261,457             --              --                 --          261,457
   Customer Deposits                        102,388             --              --                 --          102,388
   Other Current Liabilities                  2,154             --           3,090                 --            5,244
   Due to Stockholder                            --         16,049              --                 --           16,049
                                     --------------  -------------   -------------      -------------  ---------------

   TOTAL CURRENT LIABILITIES                829,032         23,370         424,695                 --        1,277,097
                                     --------------  -------------   -------------      -------------  ---------------

LONG-TERM DEBT                                   --             --           7,210                 --            7,210
                                     --------------  -------------   -------------      -------------  ---------------

COMMITMENTS AND
   CONTINGENCIES                                 --             --              --                 --               --
                                     --------------  -------------   -------------      -------------  ---------------

STOCKHOLDERS' (DEFICIT):
   Preferred Stock                               --             --              --  (6)            40               40
   Additional Paid-in
     Capital; Preferred                          --             --              --  (6)           (40)             (40)
   Common Stock                                 135          6,460              --  (6)           907            1,042
                                                                                    (6)        (6,460)
   Capital in Excess of
     Par Value                            8,785,100         58,200              --  (6)    10,300,000       13,007,805
                                                                                    (6)          (907)
                                                                                    (3)     1,400,000
                                                                                    (9)       407,349
                                                                                    (11)    1,500,000
                                                                                    (6)    (9,448,397)
                                                                                    (6)         6,460
   Common Stock
     Subscription Receivable                     --        (68,860)             --                 --          (68,860)
   Accumulated Deficit                   (9,448,397)       (19,170)       (167,851) (9)       167,851          (19,170)
                                                                                    (6)     9,448,397
   Deferred Compensation                   (137,195)            --              --  (11)   (1,500,000)      (1,637,195)
   Owner's Capital                               --             --           7,200  (9)        (7,200)              --
                                     --------------  -------------   -------------      -------------  ---------------

   TOTAL STOCKHOLDERS'
     (DEFICIT)                             (800,357)       (23,370)       (160,651)        12,268,000       11,283,622
                                     --------------  -------------   -------------      -------------  ---------------

   TOTAL LIABILITIES AND
     STOCKHOLDERS' (DEFICIT)         $       28,675  $          --   $     271,254      $  12,268,000  $    12,567,929
                                     ==============  =============   =============      =============  ===============


See Notes to Pro Forma Financial Statements.

COMPUTER MARKETPLACE, INC.
===============================================================================================================

PRO FORMA COMBINED CONDENSED BALANCE SHEETS COMBINING SCHEDULE A [UNAUDITED]
===============================================================================================================

                                                                              PRO FORMA
                                                            CMP, INC.       ADJUSTMENT (1)         CMP, INC.
                                                          CONSOLIDATED         MMP, INC.        MARCH 31, 1999
                                                         MARCH 31, 1999        DISPOSAL         AFTER DISPOSAL
                                                        ----------------    ---------------     ---------------
ASSETS:
CURRENT ASSETS:
   Cash and Cash Equivalents                            $         76,850    $        70,645     $         6,205
   Accounts Receivable - Net                                     284,779            274,914               9,865
   Other Current Assets                                              500                 --                 500
                                                        ----------------    ---------------     ---------------

   TOTAL CURRENT ASSETS                                          362,129            345,559              16,570
                                                        ----------------    ---------------     ---------------

PROPERTY AND EQUIPMENT - NET                                     737,524            725,419              12,105
                                                        ----------------    ---------------     ---------------

OTHER ASSETS:
   Residual Value of Equipment                                   765,000            765,000                  --
   Others                                                         77,442             77,442                  --
                                                        ----------------    ---------------     ---------------

   TOTAL OTHER ASSETS                                            842,442            842,442                  --
                                                        ----------------    ---------------     ---------------

   TOTAL ASSETS                                         $      1,942,095    $     1,913,420     $        28,675
                                                        ================    ===============     ===============
LIABILITIES AND STOCKHOLDERS' (DEFICIT):
CURRENT LIABILITIES:
   Notes Payable                                        $        793,514    $       652,345     $       141,169
   Accounts Payable                                              519,871            198,007             321,864
   Accrued Payroll and Payroll Related Liabilities               324,924             63,467             261,457
   Customer Deposits                                             205,259            102,871             102,388
   Other Current Liabilities                                     110,616            108,462               2,154
                                                        ----------------    ---------------     ---------------

   TOTAL CURRENT LIABILITIES                                   1,954,184          1,125,152             829,032

LONG-TERM DEBT                                                   349,558            349,558                  --
                                                        ----------------    ---------------     ---------------

   TOTAL LIABILITIES                                           2,303,742          1,474,710             829,032
                                                        ----------------    ---------------     ---------------

COMMITMENTS AND CONTINGENCIES                                         --                 --                  --
                                                        ----------------    ---------------     ---------------

STOCKHOLDERS' (DEFICIT):
   Preferred Stock - $.0001 Par Value, 1,000,000
     Shares Authorized, No Shares Issued and
     Outstanding                                                      --                 --                  --
   Common Stock - $.0001 Par Value, 50,000,000
     Shares Authorized, 1,392,424 Shares Issued
     and Outstanding                                                 135                 --                 135
   Deferred Compensation                                        (137,195)                --            (137,195)
   Capital in Excess of Par Value                              8,785,100                 --           8,785,100
   Accumulated Deficit                                        (9,009,687)           438,710          (9,448,397)
                                                        ----------------    ---------------     ---------------

   TOTAL STOCKHOLDERS' (DEFICIT)                                (361,647)           438,710            (800,357)
                                                        ----------------    ---------------     ---------------

   TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)        $      1,942,095    $     1,913,420     $        28,675
                                                        ================    ===============     ===============

See Notes to Pro Forma Financial Statements.

COMPUTER MARKETPLACE, INC.
=========================================================================================================================

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS [UNAUDITED]
=========================================================================================================================

                                        COMPUTER        E-TAXI         TECHSTORE
                                    MARKETPLACE, INC.  FOR THE         FOR THE                              PRO FORMA
                                      FOR THE NINE   PERIOD FROM        THREE                               COMBINED
                                      MONTHS ENDED  APRIL 14, 1998      MONTHS                             FOR THE NINE
                                     MARCH 31, 1999 [INCEPTION] TO      ENDED                              MONTHS ENDED
                                     FROM COMBINING  DECEMBER 31,      MARCH 31,           PRO FORMA        MARCH 31,
                                       SCHEDULE B       1 9 9 8         1 9 9 9           ADJUSTMENTS        1 9 9 9
                                     --------------  -------------   -------------      ----------------  ---------------
REVENUES:
   Revenue from Operations           $      205,909  $          --   $   2,197,496  (7) $      5,040,528  $     7,443,933
                                     --------------  -------------   -------------      ----------------  ---------------

COSTS AND EXPENSES:
   Cost of Revenues                         153,698             --       2,076,371  (7)        4,755,726        6,985,795
   Selling, General and
     Administrative                         818,003         13,683         228,475  (4)            1,971        1,359,061
                                                                                    (7)          296,929
   Amortization of Goodwill                      --             --              --  (6)        1,545,000        1,545,000
   Amortization of Intangibles                   --             --              --  (10)          75,000           75,000
   Advisory Fee Amortization                     --             --              --  (11)         562,500          562,500
                                     --------------  -------------   -------------      ----------------  ---------------

   Totals                                   971,701         13,683       2,304,846             7,237,126       10,527,356
                                     --------------  -------------   -------------      ----------------  ---------------

   OPERATING LOSS                          (765,792)       (13,683)       (107,350)           (2,196,598)      (3,083,423)
                                     --------------  -------------   -------------      ----------------  ---------------

OTHER INCOME (EXPENSE):
   Interest Expense                         (12,672)            --          (2,172) (7)           (7,773)         (22,617)
   Interest Income -
     Stockholders                                --          3,200              --                    --            3,200
   Miscellaneous                             27,194             --              --  (7)            1,606           28,800
                                     --------------  -------------   -------------      ----------------  ---------------

   TOTAL OTHER
     INCOME (EXPENSE)                        14,522          3,200          (2,172)               (6,167)           9,383
                                     --------------  -------------   -------------      ----------------  ---------------

   NET INCOME (LOSS)                 $     (751,270) $     (10,483)  $    (109,522)     $     (2,202,765) $    (3,074,040)
                                     ==============  =============   =============      ================  ===============

INCOME (LOSS) PER SHARE              $        (0.56)                                                      $         (0.38)
                                     ==============                                                       ===============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                     1,352,424                                                             8,157,924
                                     ==============                                                       ===============

See Notes to Pro Forma Financial Statements.

COMPUTER MARKETPLACE, INC.
================================================================================================================

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS COMBINING SCHEDULE B [UNAUDITED]
================================================================================================================

                                                                              PRO FORMA
                                                         CMP, INC.          ADJUSTMENT (1)
                                                       CONSOLIDATED            MMP, INC.             CMP, INC.
                                                       FOR THE NINE          FOR THE NINE          FOR THE NINE
                                                       MONTHS ENDED          MONTHS ENDED          MONTHS ENDED
                                                      MARCH 31, 1999        MARCH 31, 1999        MARCH 31, 1999
                                                     ---------------       ---------------       ---------------
REVENUES:
   Product Sales                                     $     1,877,917       $     1,687,589       $       190,328
   Rental, Service and Other                                 315,510               299,929                15,581
                                                     ---------------       ---------------       ---------------

   TOTAL REVENUES                                          2,193,427             1,987,518               205,909
                                                     ---------------       ---------------       ---------------

COSTS AND EXPENSES:
   Cost of Revenues - Product Sales                        1,381,378             1,229,237               152,141
   Cost of Revenues- Rental, Service and Other               112,467               110,910                 1,557
   Selling, General and Administrative                     1,556,749               738,746               818,003
                                                     ---------------       ---------------       ---------------

   TOTAL COSTS AND EXPENSES                                3,050,594             2,078,893               971,701
                                                     ---------------       ---------------       ---------------

   OPERATING LOSS                                           (857,167)              (91,375)             (765,792)
                                                     ---------------       ---------------       ---------------

OTHER INCOME (EXPENSE):
   Interest Expense                                          (94,436)              (81,764)              (12,672)
   Interest Income                                                24                    24                    --
   Miscellaneous                                              61,474                34,280                27,194
                                                     ---------------       ---------------       ---------------

   TOTAL OTHER (EXPENSE) INCOME                              (32,938)              (47,460)               14,522
                                                     ---------------       ---------------       ---------------

   NET LOSS                                          $      (890,105)      $      (138,835)      $      (751,270)
                                                     ===============       ===============       ===============

See Notes to Pro Forma Financial Statements.

COMPUTER MARKETPLACE, INC.
=========================================================================================================================

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS [UNAUDITED]
=========================================================================================================================

                                        COMPUTER         E-TAXI
                                    MARKETPLACE, INC.    FOR THE      TECHSTORE                             PRO FORMA
                                         FOR THE       PERIOD FROM     FOR THE                               COMBINED
                                       YEAR ENDED     APRIL 14, 1998     YEAR                                FOR THE
                                      JUNE 30, 1998  [INCEPTION] TO      ENDED                              YEAR ENDED
                                     FROM COMBINING   DECEMBER 31,    DECEMBER 31,         PRO FORMA          JUNE 30,
                                       SCHEDULE C       1 9 9 8         1 9 9 8           ADJUSTMENTS         1 9 9 8
                                     --------------  -------------   -------------      ----------------  ---------------
REVENUES:
   Revenues from Operations          $    3,555,832  $          --   $   6,348,883  (8) $     (5,040,528) $     4,864,187
                                     --------------  -------------   -------------      ----------------  ---------------

COSTS AND EXPENSES:
   Cost of Revenues                       3,000,797             --       5,985,748  (8)       (4,755,726)       4,230,819
   Selling, General and
     Administrative                       1,964,427         13,683         401,722  (5)           (5,866)       2,077,037
                                                                                    (8)         (296,929)
   Inventory writedown                      104,688             --              --                    --          104,688
   Amortization of Goodwill                      --             --              --  (6)        2,060,000        2,060,000
   Amortization of Intangibles                   --             --              --  (10)         100,000          100,000
   Advisory Fee Amortization                     --             --              --  (11)         750,000          750,000
                                     --------------  -------------   -------------      ----------------  ---------------

   TOTAL COSTS AND EXPENSES               5,069,912         13,683       6,387,470            (2,148,521)       9,322,544
                                     --------------  -------------   -------------      ----------------  ---------------

   OPERATING LOSS                        (1,514,080)       (13,683)        (38,587)           (2,892,007)      (4,458,357)
                                     --------------  -------------   -------------      ----------------  ---------------

OTHER INCOME (EXPENSE):
   Interest Expense                         (34,438)            --          (7,715) (8)            7,773          (34,380)
   Interest Income                            5,964          3,200              --                    --            9,164
   Other                                    (58,442)            --           1,606  (8)           (1,606)         (58,442)
                                     --------------  -------------   -------------      ----------------  ---------------

   TOTAL OTHER INCOME
     (EXPENSE)                              (86,916)         3,200          (6,109)                6,167          (83,658)
                                     --------------  -------------   -------------      ----------------  ---------------

   NET LOSS                          $   (1,600,996) $     (10,483)  $     (44,696)     $     (2,885,840) $    (4,542,015)
                                     ==============  =============   =============      ================  ===============

LOSS PER SHARE                       $        (1.18)                                                      $          (.44)
                                     ==============                                                       ===============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                     1,352,424                                                            10,426,424
                                     ==============                                                       ===============

See Notes to Pro Forma Financial Statements.

COMPUTER MARKETPLACE, INC.
=================================================================================================================

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS COMBINING SCHEDULE C [UNAUDITED]
=================================================================================================================

                                                                              PRO FORMA
                                                         CMP, INC.          ADJUSTMENT (1)
                                                       CONSOLIDATED            MMP, INC.             CMP, INC.
                                                          FOR THE               FOR THE               FOR THE
                                                        YEAR ENDED            YEAR ENDED            YEAR ENDED
                                                       JUNE 30, 1998         JUNE 30, 1998         JUNE 30, 1998
                                                      ---------------       ---------------       ---------------
REVENUES:
  Product Sales                                       $     5,725,882       $     2,220,050       $     3,505,832
  Rental, Service and Other                                 2,244,077             2,194,077                50,000
                                                      ---------------       ---------------       ---------------

   TOTAL REVENUES                                           7,969,959             4,414,127             3,555,832
                                                      ---------------       ---------------       ---------------

COSTS AND EXPENSES:
   Cost of Revenues - Product Sales                         5,394,503             2,393,706             3,000,797
   Cost of Revenues- Rental, Service and Other              1,488,753             1,488,753                    --
   SG&A                                                     3,238,976             1,274,549             1,964,427
   Writedown                                                  104,688                    --               104,688
                                                      ---------------       ---------------       ---------------

   TOTAL COSTS AND EXPENSES                                10,226,920             5,157,008             5,069,912
                                                      ---------------       ---------------       ---------------

   OPERATING LOSS                                          (2,256,961)             (742,881)           (1,514,080)
                                                      ---------------       ---------------       ---------------

OTHER INCOME (EXPENSE):
   Interest Expense                                          (132,638)              (98,200)              (34,438)
   Interest Income                                             24,246                18,282                 5,964
   Loss (Gain) sale of assets                                 (81,028)                   --               (81,028)
   Miscellaneous                                               22,586                    --                22,586
                                                      ---------------       ---------------       ---------------

   TOTAL OTHER (EXPENSE)                                     (166,834)              (79,918)              (86,916)
                                                      ---------------       ---------------       ---------------

   NET LOSS                                           $    (2,423,795)      $      (822,799)      $    (1,600,996)
                                                      ===============       ===============       ===============

See Notes to Pro Forma Financial Statements.

COMPUTER MARKETPLACE, INC.
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
================================================================================

(1) The Pro forma Combined Condensed Balance Sheet as of March 31, 1999 gives effect to the Company's plan for the disposal of Medical Marketplace, Inc., which is reflected in Combining Schedule A, and the elimination of the intercompany balance of approximately $777,000, which the Company does not expect to be repaid. The $777,000 has already been adjusted on the MMP, Inc. financials through the accumulated deficit of MMP, Inc.

(2) The Company's estimated loss on plan of disposal of Medical Marketplace, Inc. at March 31, 1999 is calculated as follows:

                                                          March 31, 1999
                                                         ---------------

Estimated selling price                                  $        60,000
Net book value (combining schedule A)                    $       438,710
Estimated net loss                                       $       378,710

(3) To reflect a private offering on April 22, 1999 of E-Taxi which raised approximately $1,400,000.

(4) To adjust E-Taxi statement of operations for the period from April 14, 1998 [inception] to December 31, 1998 to the nine month period ended March 31,1999 by adding the three months ended March 31, 1999 and subtracting the period from April 14, 1998 to June 30, 1998.

(5) To adjust E-Taxi statement of operations for the period from April 14, 1998 [inception] to December 31, 1998 to the year ended June 30,1998 by subtracting the period from July 1, 1998 to December 31, 1998.

(6) To reflect E-taxi exchange of stock, with a fair value of stock issued of approximately $9,500,000 and to record resulting goodwill on the balance sheet calculated as follows:

Purchase Price:                                                 $   9,500,000
Net Equity (Deficiency) of CMP, the Company,
  as acquired company in reverse acquisition by E-Taxi               (800,357)
                                                                -------------

  GOODWILL                                                      $  10,300,357
  --------                                                      =============

The annual amortization of $ 2,060,000 (nine months is $1,545,000) is reflected on the income statements over a straight line method over 5 years. The Company used a fair value of $1.00 per share for the 9,474,000 shares of common and preferred stock.

(7) To adjust TechStore statement of operations for the three months ended March 31, 1999 by adding the six months ended December 31, 1998 to reflect a nine month period ended March 31, 1999.

(8) To adjust TechStore statement of operations for the year ended December 31, 1998 to the year ended June 30,1998 by removing the six months of operations of July 1, 1998 to December 31, 1998. There was basically only one month's activity in 1997 which is deemed immaterial.

(9) On March 31, 1999, the owners of TechStore contributed their ownership interest in TechStore to E-Taxi in exchange for 2,000,000 common shares and 400,000 preferred shares of E-Taxi. The Company has received an estimated valuation from an unaffiliated entity for the intangible assets of TechStore approximating $568,000.

COMPUTER MARKETPLACE, INC.
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
================================================================================

(10) To record the annual amortization of intangibles of $568,000 on the straight line method over 5 years of $100,000 (nine months of $75,000).

(11) On April 9, 1999, Gateway Advisors, Inc. received warrants for 1,500,000 shares of common stock in exchange for advisory services to be performed over 2 years. The warrants are exercisable at $2.50 per share until April 8, 2000. The Company will record an annual advisory fee of $750,000 based upon the fair value of the stock issued of $1,500,000, which will be recorded as a deferred cost. The nine month fee will be $562,500.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of E-Taxi, Inc.
   Corona, California

                  We have audited the accompanying balance sheet of E-Taxi, Inc. [a development stage company] as of December 31, 1998, and the related statements of operations, stockholders' deficit, and cash flows for the period from April 14, 1998 [inception] to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Taxi, Inc. [a development stage company] as of December 31, 1998, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.




                                           MOORE STEPHENS, P. C.
                                           Certified Public Accountants.


Cranford, New Jersey
July 7, 1999

                                                                                           Exhibit A

E-TAXI, INC. [A DEVELOPMENT STAGE COMPANY]
====================================================================================================

BALANCE SHEETS
====================================================================================================



                                                                    MARCH 31,         DECEMBER 31,
                                                                     1 9 9 9             1 9 9 8
                                                                   [UNAUDITED]
                                                                 ---------------     ---------------
ASSETS                                                           $            --     $            --
                                                                 ===============     ===============

LIABILITIES AND STOCKHOLDERS' DEFICIT:
CURRENT LIABILITIES:
   Due to Stockholder                                            $        16,049     $         6,261
   Accrued Liabilities                                                     7,322               7,322
                                                                 ---------------     ---------------

   TOTAL CURRENT LIABILITIES                                              23,371              13,583
                                                                 ---------------     ---------------

STOCKHOLDERS' DEFICIT:
   Preferred Stock - $.001 Par Value, 10,000,000 Shares
     Authorized, No Shares Issued and Outstanding                             --                  --

   Common Stock - $.001 Par Value, 20,000,000 Shares
     Authorized, 6,460,000 Shares Issued and Outstanding                   6,460               6,460

   Additional Paid-in Capital                                             58,200              58,200

   Common Stock Subscription Receivable                                  (68,860)            (67,760)

   Deficit Accumulated During Development Stage                          (19,171)            (10,483)
                                                                 ---------------     ---------------

   TOTAL STOCKHOLDERS' DEFICIT                                           (23,371)            (13,583)
                                                                 ---------------     ---------------

   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                   $            --     $            --
                                                                 ===============     ===============

See Notes to Financial Statements.

                                                                                   Exhibit B

E-TAXI, INC. [A DEVELOPMENT STAGE COMPANY]
============================================================================================

STATEMENTS OF OPERATIONS
============================================================================================


                                                                                  FOR THE
                                        CUMULATIVE                              PERIOD FROM
                                      FROM APRIL 14,       THREE MONTHS       APRIL 14, 1998
                                          1998 TO              ENDED          [INCEPTION] TO
                                         MARCH 31,           MARCH 31,         DECEMBER 31,
                                          1 9 9 9             1 9 9 9             1 9 9 8
                                        [UNAUDITED]         [UNAUDITED]
                                     ----------------    ---------------     ---------------
OPERATING EXPENSES:
   General and Administrative        $        (23,471)   $        (9,788)    $       (13,683)

INTEREST INCOME - STOCKHOLDERS                  4,300              1,100               3,200
                                     ----------------    ---------------     ---------------

   NET LOSS                          $        (19,171)   $        (8,688)    $       (10,483)
                                     ================    ===============     ===============

See Notes to Financial Statements.

                                                                                                                Exhibit C

E-TAXI, INC. [A DEVELOPMENT STAGE COMPANY]
=========================================================================================================================

STATEMENTS OF STOCKHOLDERS' DEFICIT
=========================================================================================================================


                                                                                              DEFICIT
                                                                             COMMON         ACCUMULATED
                                      COMMON STOCK           ADDITIONAL      STOCK             DURING           TOTAL
                                ------------------------      PAID-IN     SUBSCRIPTION      DEVELOPMENT     STOCKHOLDERS'
                                   SHARES       AMOUNT        CAPITAL      RECEIVABLE          STAGE            DEFICIT
                                ------------   ---------   ------------   ------------    -------------      ------------
Issuance of Subscribed
   Common Stock in
   April 1998                      6,360,000   $   6,360   $     58,200   $    (64,560)   $          --      $         --

Issuance of Common
   Stock in April 1998 for
   Consulting Services               100,000         100             --             --               --               100

Interest Income Accrued                   --          --             --         (3,200)              --            (3,200)

Net Loss for the Period
   Ended December 31,
   1998                                   --          --             --             --          (10,483)          (10,483)
                                ------------   ---------   ------------   ------------    -------------      ------------

   BALANCE - DECEMBER 31,
     1998                          6,460,000       6,460         58,200        (67,760)         (10,483)          (13,583)

Interest Income Accrued                   --          --             --         (1,100)              --            (1,100)

Net Loss for the Three
   Months Ended
   March 31, 1999                         --          --             --             --           (8,688)           (8,688)
                                ------------   ---------   ------------   ------------    -------------      ------------

   BALANCE - MARCH 31,
     1999 [UNAUDITED]              6,460,000   $   6,460   $     58,200   $    (68,860)   $     (19,171)     $    (23,371)
                                ============   =========   ============   ============    =============      ============

See Notes to Financial Statements.

                                                                                                                Exhibit D

E-TAXI, INC. [A DEVELOPMENT STAGE COMPANY]
=========================================================================================================================

STATEMENTS OF CASH FLOWS
=========================================================================================================================


                                                                                                               FOR THE
                                                                     CUMULATIVE                              PERIOD FROM
                                                                   FROM APRIL 14,       THREE MONTHS       APRIL 14, 1998
                                                                       1998 TO              ENDED          [INCEPTION] TO
                                                                      MARCH 31,           MARCH 31,         DECEMBER 31,
                                                                       1 9 9 9             1 9 9 9             1 9 9 8
                                                                     [UNAUDITED]         [UNAUDITED]
                                                                  ----------------    ---------------     ---------------
OPERATING ACTIVITIES:
   Net Loss                                                       $        (19,171)   $        (8,688)    $       (10,483)
   Adjustments to Reconcile Net Loss to Net
     Cash Provided by Operating Activities:
     Consulting Services Paid for by Issuance
       of Common Stock                                                         100                 --                 100
     Due to Stockholder                                                     16,049              9,788               6,261
     Accrued Liabilities                                                     7,322                --                7,322
     Interest Income Accrued - Stockholders                                 (4,300)            (1,100)             (3,200)
                                                                  ----------------    ---------------     ---------------

   NET CASH - OPERATING ACTIVITIES                                              --                 --                  --
                                                                  ----------------    ---------------     ---------------

   INCREASE IN CASH AND CASH EQUIVALENTS                                        --                 --                  --

CASH AND CASH EQUIVALENTS - BEGINNING
   OF PERIODS                                                                   --                 --                  --
                                                                  ----------------    ---------------     ---------------

   CASH AND CASH EQUIVALENTS - END OF PERIODS                     $             --    $            --     $            --
                                                                  ================    ===============     ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash Paid for Interest                                         $             --    $            --     $            --
   Cash Paid for Income Taxes                                     $             --    $            --     $            --

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:
   Issuance of Common Stock for Services                          $            100    $            --     $           100
   Issuance of Subscribed Common Stock                            $         64,560    $            --     $        64,560

See Notes to Financial Statements.

E-TAXI, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS
================================================================================

[1] DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[A] DESCRIPTION OF BUSINESS - E-Taxi, Inc. [the "Company"] was incorporated in the state of Delaware on April 14, 1998. The Company plans to market services directed at the small office/home office businesses. Primary activities to date have included identifying potential services for this market. Thus, the Company is a development stage company.

[B] USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported results of operations during the reporting period. Actual results could differ from those estimates.

[C] CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with an original maturity at time of purchase of 90 days or less to be cash equivalents. The Company has no cash equivalents at year end.

[D] CONCENTRATION OF CREDIT RISK - The Company has no financial instruments which are subject to credit risk.

[E] COMPREHENSIVE INCOME OR LOSS - The Company has no material components of comprehensive income.

[2] INCOME TAXES

There is no provision for income taxes for the period from April 14, 1998 [inception] to December 31, 1998 as the Company incurred a net loss, the benefit of which was not recognized due to the uncertainty of its realization. The Company's deferred tax asset at December 31, 1998 principally relates to its net operating loss and approximates $2,050. Due to uncertainty surrounding recoverability, a full valuation allowance has been established against this amount. Accordingly, no deferred tax asset is reflected in these financial statements.

The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating loss and tax credits in the event of a change in ownership as defined in the Internal Revenue Code. Accordingly, the Company's ability to utilize net operating loss and credit carryforwards may be limited as a result of such an "ownership change." Management has not determined whether such an ownership change has occurred.

[3] RELATED PARTY TRANSACTIONS

At December 31, 1998, the Company owes a stockholder $6,261 for general operating expenses paid for on behalf of the Company [See Note 6].

[4] STOCKHOLDER'S EQUITY

[A] CONVERTIBLE PREFERRED STOCK - The Company is authorized to issue 10,000,000 shares of Preferred Stock, of which none were issued and outstanding as of December 31, 1998.

Each share of Series A Preferred Stock has a liquidation preference of $10.00 per outstanding share of Series A Preferred Stock.

E-TAXI, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, SHEET #2
================================================================================

[4] STOCKHOLDER'S EQUITY

[A] CONVERTIBLE PREFERRED STOCK [CONTINUED] - The Series A Preferred Stock is redeemable, for cash in exchange for the shares of Series A Preferred Stock to be redeemed equal to the original Series A issue price, three years from the date of issuance of the Series A Preferred Stock.

Except as otherwise required by law, holders of Series A Preferred Stock have no voting rights.

Each share of preferred stock shall be convertible into a number of shares of common stock as determined by dividing the original Series A issue prices by the then applicable conversion price for such Series A Preferred Stock. The initial Conversion Price per shares of Series A Preferred Stock is $2.50 subject to adjustment for splits and combinations. Conversion will occur automatically upon a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, in which the offering price of a share of common stock is not less than $5.00 [See Note 6C].

As of December 31,1998, no preferred stock has been issued.

The holders of Series A Preferred Stock are entitled to receive, upon conversion of any Series A Preferred Stock, a six percent [6%] cumulative dividend upon the original Series A issue price measured from the date of issuance of the Series A Preferred Stock through the conversion date. Such dividend shall be payable in common stock, valued at fair market value as of the conversion date.

No dividends have been declared or paid on preferred stock or common stock since inception of the Company.

[B] COMMON STOCK - The Company is authorized to issue 20,000,000 shares of common stock, of which 6,460,000 shares were issued and outstanding as of December 31, 1998. In April 1998, the Company issued 100,000 shares of common stock in exchange for consulting services valued at $100. Of the total shares outstanding, 6,360,000 shares were issued for other than cash proceeds [See Note 5]. The value of such shares was determined based upon the value of the shares issued, as determined by cash proceeds to the company of sales of similar instruments, or the value of the goods or services received, whichever was more readily determinable. Holders of common stock have the right to one vote for each share of common stock held.

[5] COMMON STOCK SUBSCRIPTION RECEIVABLE

In April 1998, the Company issued 6,360,000 shares of common stock to the founder of the Company on a subscription basis. At December 31, 1998, a subscription receivable of $64,560 plus interest of $3,200 has been recorded as a deduction from stockholders' equity. The subscription receivable accrues interest at 7% per annum and is due in full in September 1999 and is secured by shares of common stock of Gateway Advisors, Inc.

[6] SUBSEQUENT EVENTS

[A] As of April 22, 1999, the Company closed (i) a private offering of its 90,000 shares of Series A convertible preferred stock at $.001 par value and 810,000 common stock at $.001 par value raising an aggregate of approximately $1,400,000 therefrom and (ii) on the acquisition of all of the outstanding limited liability company interests of TechStore, L.L.C., a California limited liability company. As of March 31, 1999, Gateway Advisors, Inc., Bejan Aminifard, Mosen Aminifard and Derek Wall entered into a Contribution Agreement, pursuant to which each of the owners of TechStore contributed their ownership interest in TechStore to E-Taxi in exchange for shares of common stock and preferred stock of Computer Marketplace, Inc., a corporation publicly traded on the Over the Counter ["OTC"] bulletin board.

E-TAXI, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, SHEET #3
================================================================================

[6] SUBSEQUENT EVENTS [CONTINUED]

[B] As of April 15, 1999, E-Taxi entered into letters of intent with all of the outstanding shareholders of SPSS, Inc., a California corporation ["SSPS"], pursuant to which E-Taxi has agreed to purchase, and the shareholders of SSPS have agreed to sell, 14,706 shares of the capital stock of SPSS, Inc. or approximately 89.9% of the shares of SSPS capital stock outstanding. The letters of intent are non-binding and subject to the satisfaction of certain conditions, including the execution and delivery of a definitive purchase agreement.

[C] On April 23, 1999, all of the issued and outstanding capital stock of the Company was acquired by Computer Marketplace, Inc. in a business combination intended to be accounted for as a "reverse acquisition." As consideration for 9,074,000 shares of the Company's common stock and 400,000 shares of the Company's Series A preferred stock, Computer Marketplace issued an aggregate of 9,074,000 shares of common stock, par value $.0001 per share [the "Common Shares"], and 400,000 shares of Series A Preferred Stock, par value $.0001 per share [the "Preferred Shares"]. For accounting purposes, the Company is deemed to be the acquirer, and Computer Marketplace is deemed to be acquired, under the purchase method of accounting.

As a result, on April 23, 1999, (i) E-Taxi is a wholly owned subsidiary of Computer Marketplace, Inc., (ii) the stockholders of E-Taxi are the beneficial owners of (a) the Common Shares, or 81.8% of the shares of Computer Marketplace's common stock outstanding, and (b) the Preferred Shares, or 100% of the shares of Computer Marketplace's preferred stock outstanding, and (c) Robert
M. Wallace of E-Taxi was appointed as Chairman of the Board of Directors of Computer Marketplace. As of April 23, 1999, Mr. Wallace beneficially owns 6,426,500 shares of Computer Marketplace's common stock, or 51% of the shares outstanding, which includes (i) 24,000 shares of Computer Marketplace Series A preferred stock held by Gateway Advisors, Inc., a company owned and controlled by Mr. Wallace, (ii) 102,800 shares of Computer Marketplace common stock owned by the Gateway Advisors Profit Sharing Plan, and (iii) 1,500,000 shares of common stock issuable upon the exercise of a Common Stock Purchase Warrant owned by Gateway Advisors. Computer Marketplace also granted to each of the former holders of E-Taxi capital stock the right to have the Common Shares included in the next registration statement filed by the Company with the Securities and Exchange Commission [other than on a Form S-4 or Form S-8], subject to certain limitations and restrictions.

The number of Computer Marketplace shares constituting the Series A Preferred Stock is 400,000, $.0001 par value per share, all of which were issued to the former holders of Series A Preferred Stock of the Company. Each share of Computer Marketplace Series A Preferred Stock is convertible, at the option of the holder, at any time into four (4) shares of common stock of Computer Marketplace, subject to adjustment. The shares of Computer Marketplace Series A Preferred Stock are also automatically converted into shares of common stock of Computer Marketplace in the event that the closing price for the shares of common stock equals or exceeds $3.75 per share for three (3) consecutive trading days. As of the close of business on April 28, 1999, the shares of common stock had a closing price of greater than $3.75 for more than three (3) consecutive days, and therefore, as of May 3, 1999, the Preferred Shares were automatically converted into 1,600,000 shares of common stock.

[7] UNAUDITED INTERIM STATEMENTS

The financial statements as of March 31, 1999 and for the three months ended March 31, 1999 are unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary in order to make the interim financial statements not misleading have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                             . . . . . . . . . . . .

                     COMPANY'S EXPLANATION FOR LACK OF AUDIT
                          REPORT FOR TECHSTORE, L.L.C.



         PricewaterhouseCoopers, LLP was retained to perform the audit of TechStore L.L.C. on February 12, 1999 for the December 31, 1998 financial statements. PricewaterhouseCoopers, LLP report date was March 5, 1999, except for Note 7 as to which the date is March 31, 1999 for the TechStore L.L.C. financials of March 31, 1999. On June 28, 1999, PricewaterhouseCoopers, LLP informed the Company that they would not consent to the Company's inclusion of their audit opinion in the Form 8KA to be filed by July 9, 1999. PricewaterhouseCoopers, LLP gave no reason other that it was their firm's policy not to consent to including their opinion in reverse merger situations. Because of the late notification, the Company has filed the December 31, 1998 financial statements without PricewaterhouseCoopers' audit report.


                                TECHSTORE, L.L.C.



Date:  July 9, 1999             By: /s/ DEREK WALL
                                   ---------------------------------------------
                                        Derek Wall
                                        President

TECHSTORE, L.L.C.
================================================================================

BALANCE SHEETS [UNAUDITED]
================================================================================

                                                  MARCH 31,        DECEMBER 31,
                                                   1 9 9 9           1 9 9 8
                                                ------------       ------------
ASSETS:
CURRENT ASSETS:
   Cash                                         $     82,535       $    116,139
   Accounts Receivable - Net                          27,705             63,014
   Prepaid Expenses                                    1,341              4,660
   Other Current Assets                                9,680                 --
                                                ------------       ------------

   TOTAL CURRENT ASSETS                              121,261            183,813

FURNITURE AND EQUIPMENT - NET                         44,290             36,182

DEPOSITS                                             105,703            107,365
                                                ------------       ------------

   TOTAL ASSETS                                 $    271,254       $    327,360
                                                ============       ============

LIABILITIES AND MEMBERS' DEFICIT:
CURRENT LIABILITIES:
   Accounts Payable                             $    331,571       $    263,302
   Accrued Liabilities                                45,034             58,857
   Notes Payable to Member                            45,000             45,000
   Capital Lease Obligation - Current                  3,090              4,120
                                                ------------       ------------

   TOTAL CURRENT LIABILITIES                         424,695            371,279

CAPITAL LEASE OBLIGATION - NON-CURRENT                 7,210              7,210
                                                ------------       ------------

   TOTAL LIABILITIES                                 431,905            378,489
                                                ------------       ------------

MEMBERS' DEFICIT:
   Members' Capital Contributions                      7,200              7,200

   Accumulated Deficit                              (167,851)           (58,329)
                                                ------------       ------------

   TOTAL MEMBERS' DEFICIT                           (160,651)           (51,129)
                                                ------------       ------------

   TOTAL LIABILITIES AND MEMBERS' DEFICIT       $    271,254       $    327,360
                                                ============       ============

The Accompanying Notes are an Integral Part of These Financial Statements.

TECHSTORE, L.L.C.
=======================================================================================================================

STATEMENTS OF OPERATIONS [UNAUDITED]
=======================================================================================================================

                                                                                                     FOR THE PERIOD FROM
                                                                                                       NOVEMBER 1, 1997
                                                        THREE MONTHS ENDED           YEAR ENDED         [INCEPTION] TO
                                                             MARCH 31,              DECEMBER 31,         DECEMBER 31,
                                                     1 9 9 9          1 9 9 8          1 9 9 8              1 9 9 7
                                                ---------------  ----------------  ---------------      ---------------
NET REVENUES                                    $     2,197,496  $        489,918  $     6,348,883      $        25,074

COST OF REVENUES                                      2,076,371           466,439        5,985,748               23,706
                                                ---------------  ----------------  ---------------      ---------------

   GROSS MARGIN                                         121,125            23,479          363,135                1,368
                                                ---------------  ----------------  ---------------      ---------------

OPERATING EXPENSES:
   Sales and Marketing                                  122,210             4,031          256,407                3,206
   Research and Development                              42,341            32,338           79,928                8,499
   General and Administrative                            63,924             4,472           65,387                3,296
                                                ---------------  ----------------  ---------------      ---------------

   TOTAL OPERATING EXPENSES                             228,475            40,841          401,722               15,001
                                                ---------------  ----------------  ---------------      ---------------

   LOSS FROM OPERATIONS                                (107,350)          (17,362)         (38,587)             (13,633)

OTHER INCOME                                                 --                --            1,606                   --

INTEREST EXPENSE - NET                                   (2,172)             (171)          (7,715)                  --
                                                ---------------  ----------------  ---------------      ---------------

   NET LOSS                                     $      (109,522) $        (17,533) $       (44,696)     $       (13,633)
                                                ===============  ================  ===============      ===============

The Accompanying Notes are an Integral Part of These Financial Statements.

TECHSTORE, L.L.C.
======================================================================================================

STATEMENT OF CHANGES IN MEMBERS' DEFICIT [UNAUDITED]
======================================================================================================
                                                                                             TOTAL
                                            BEJAN          DEREK           MOSEN            MEMBERS'
                                          AMINIFARD         WALL         AMINIFARD          DEFICIT
                                        -------------  --------------  -------------    --------------
BALANCE - NOVEMBER 1, 1997              $          --  $           --  $          --    $           --

   Capital Contribution                         7,200              --             --             7,200

   Net Loss                                   (13,633)             --             --           (13,633)
                                        -------------  --------------  -------------    --------------

BALANCE - DECEMBER 31, 1997                    (6,433)             --             --            (6,433)

   Net Loss                                   (31,288)         (6,704)        (6,704)          (44,696)
                                        -------------  --------------  -------------    --------------

BALANCE - DECEMBER 31, 1998                   (37,721)         (6,704)        (6,704)          (51,129)

   Net Loss                                   (76,666)        (16,428)       (16,428)         (109,522)
                                        -------------  --------------  -------------    --------------

BALANCE - MARCH 31, 1999                $    (114,387) $      (23,132) $     (23,132)   $     (160,651)
                                        =============  ==============  =============    ==============

The Accompanying Notes are an Integral Part of These Financial Statements.

TECHSTORE, L.L.C.
=======================================================================================================================

STATEMENTS OF CASH FLOWS [UNAUDITED]
=======================================================================================================================

                                                                                                      FOR THE PERIOD FROM
                                                                                                       NOVEMBER 1, 1997
                                                        THREE MONTHS ENDED           YEAR ENDED         [INCEPTION] TO
                                                             MARCH 31,              DECEMBER 31,         DECEMBER 31,
                                                     1 9 9 9          1 9 9 8          1 9 9 8              1 9 9 7
                                                ---------------  ----------------  ---------------      ---------------
OPERATING ACTIVITIES:
   Net Loss                                     $      (109,522) $        (17,533) $       (44,696)     $       (13,633)
   Adjustments to Reconcile Net Loss
     to Net Cash [Used for] Provided
     by Operating Activities:
     Depreciation and Amortization                        4,473               633            7,270                  891

   Changes in Assets and Liabilities:
     Accounts Receivable                                 35,309           (11,823)         (62,074)                (940)
     Prepaid Expenses and Deposits                        4,980           (27,921)        (112,025)                  --
     Accounts Payable                                    68,269            24,609          239,063               33,417
     Accrued Liabilities                                (13,822)            3,519           49,419                  260
                                                ---------------  ----------------  ---------------      ---------------

   NET CASH - OPERATING ACTIVITIES                      (10,313)          (28,516)          76,957               19,995
                                                ---------------  ----------------  ---------------      ---------------

INVESTING ACTIVITIES:
   Additions to Furniture and
     Equipment                                          (12,581)           (3,894)         (25,249)              (6,733)
   Additions to Other Assets                             (9,680)               --               --                   --
                                                ---------------  ----------------  ---------------      ---------------

   NET CASH - INVESTING ACTIVITIES                      (22,261)           (3,894)         (25,249)              (6,733)
                                                ---------------  ----------------  ---------------      ---------------

FINANCING ACTIVITIES:
   Proceeds from Notes Payable
     to Member                                               --                --          255,000                   --
   Repayments of Notes Payable
     to Member                                               --                --         (210,000)                  --
   Repayments of Capital Lease
     Obligations                                         (1,030)               --           (1,030)                  --
   Capital Lease Obligations                                 --                --               --                   --
   Paid-in Capital                                           --                --               --                7,200
                                                ---------------  ----------------  ---------------      ---------------

   NET CASH - FINANCING ACTIVITIES                       (1,030)               --           43,970                7,200
                                                ---------------  ----------------  ---------------      ---------------

   NET [DECREASE] INCREASE IN CASH                      (33,604)          (32,410)          95,678               20,462

CASH - BEGINNING OF PERIODS                             116,139            20,462           20,462                   --
                                                ---------------  ----------------  ---------------      ---------------

   CASH - END OF PERIODS                        $        82,535  $        (11,948) $       116,140      $        20,462
                                                ===============  ================  ===============      ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash Paid for Interest                       $         2,238  $            206  $         7,900      $            --

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Acquisition of Equipment under
     Capital Lease                              $            --  $             --  $        12,360      $            --

The Accompanying Notes are an Integral Part of These Financial Statements.

TECHSTORE, L.L.C.
NOTES TO FINANCIAL STATEMENTS [UNAUDITED]
================================================================================

[1] THE COMPANY

TechStore, L.L.C. [the "Company"], an online retailer of computer hardware and software, was formed in March 1998 by three members, including Mr. Bejan Aminifard, the sole proprietor of TechStore, the Company's predecessor which was formed in November 1997. Mr. Aminifard contributed his business to the Company in March 1998, in exchange for a 70% ownership interest. As a result, Mr. Aminifard is the managing member of the Company. The 1998 statement of operations reflects the results of operations of both the Company and its predecessor.

The  Company  has  devoted a  substantial  effort  to  developing  its  website.
Accordingly, the Company has incurred losses from operations and negative working capital since inception. The Company is striving to achieve profitable operations by gaining market acceptance of its products. The Company is also actively seeking to raise additional capital. However, there can be no assurance that the Company's efforts to achieve profitable operations or raise additional capital will be successful.

The Company is subject to all of the risks inherent in an early stage business in the technology and Internet industries. The risks include but are not limited to limited operating history, limited management resources, reliance on relationships with merchandise vendors, dependence on the Internet and related security risks and the changing nature of the Internet industry.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ form those estimates.

FURNITURE AND EQUIPMENT - Furniture and equipment, including furniture and equipment under capital leases, are recorded at cost and depreciated using the straight-line method over their useful lives, which is generally three to five years. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

REVENUE RECOGNITION - Upon sale of an item, the Company takes title to the merchandise, charges the customer's credit card and arranges for a third party to complete delivery to the customer. The Company obtains merchandise from a vendor who retains physical possession of the merchandise. The Company is not obligated to take title to the merchandise unless it successfully sells the merchandise. Subsequently, the Company pays the vendor any amount due for the purchase of the related merchandise. The Company records the full sales amount as revenue upon verification of credit card authorization and shipment of the merchandise. The Company is at risk of loss for collecting all of the sales proceeds, delivery of the merchandise and returns from customers. In instances where credit card authorization has been received but the merchandise has not been shipped, the Company defers revenue recognition until the merchandise is shipped.

The Company allows customers to return products, in certain circumstances. Accordingly, the Company provides for allowances for estimated future returns at the time of shipment based on historical experience.

RESEARCH AND DEVELOPMENT COSTS - The costs of website development are expensed as incurred as research and development costs.

TECHSTORE, L.L.C.
NOTES TO FINANCIAL STATEMENTS [UNAUDITED], SHEET #2
================================================================================

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

INCOME TAXES - No provision for income taxes is made in these financial statements as the Company intends to elect partnership tax status under Section 754 of the Internal Revenue Code. The members are responsible for reporting to taxing authorities their respective share of the Company's income, loss, deductions and credits.

[3] CONCENTRATIONS OF CREDIT RISK

The Company purchases merchandise from one vendor. Purchases from this vendor during fiscal 1998 amounted to $5,814,245, or 97% of cost of revenue. This vendor also accounted for 83% of the accounts payable balance as of December 31, 1998.

The Company performs credit evaluations of its potential customers at the time of order placement.

[4] FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following as of December 31, 1998:

Office Equipment                                                 $       39,522
Office Furniture                                                          4,820
                                                                 --------------

Total                                                                    44,342
Less: Accumulated Depreciation                                           (8,160)

   FURNITURE AND EQUIPMENT - NET                                 $       36,182
                                                                 ==============

[5] LEASES

The Company leases office equipment and vehicles under capital and operating leases.

The Company's lease obligations as of December 31, 1998, under capital leases and operating leases having an initial or remaining term of more than one year, are as follows:

                                                     Capital        Operating
                                                      Lease           Leases
                                                  -------------   --------------
Year ending
December 31,
   1999                                           $       5,353   $       14,376
   2000                                                   5,353           14,376
   2001                                                   4,015            7,792
                                                  -------------   --------------

   Total Minimum Lease Payments                          14,721   $       36,544
                                                                  ==============

Lease Amount Representing Interest                       (3,391)
                                                  -------------

Present Value of Minimum Lease Payments                  11,330
Less Current Portion                                      4,120
                                                  -------------

   OBLIGATION UNDER CAPITAL LEASES - LONG-TERM    $       7,210
   -------------------------------------------    =============

Total rent expense under all operating leases for the year ended December 31, 1998 was $4,597.

TECHSTORE, L.L.C.
NOTES TO FINANCIAL STATEMENTS [UNAUDITED], SHEET #3
================================================================================

[6] RELATED PARTY TRANSACTIONS

On May 1, 1998, the Company issued a one year promissory note to a member in exchange for $100,000 in cash. The note bears interest at a rate of 8.28% per annum. Subsequent to May 1, 1998, the Company made additional borrowings from the same member totaling $155,000. The Company repaid $2 10,000 of the outstanding borrowings as of December 31, 1999. The Company paid a total of $3,921 in interest under the above borrowings.

During fiscal 1999, the Company paid $20,482 and $64,086 to two members, respectively, in consideration for management services provided to the Company.

On April 1, 1998, the Company entered into a month to month rental agreement with a member for office space. Rental expense amounted to $7,221 in the fiscal year ended December 31, 1998.

[7] SUBSEQUENT EVENTS

In March 1999, the Company sold an ownership interest to a new member in exchange for $330,000 in cash.

On March 31, 1999, the members of the Company entered into a contribution and exchange agreement with E-Taxi, Inc. ["E-Taxi"] pursuant to which the members contributed their ownership interests in the Company to E-Taxi in exchange for shares of common and preferred stock of E-Taxi.

[8] UNAUDITED INTERIM STATEMENTS

The financial statements as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 are unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary to make the interim financial statements not misleading have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                             . . . . . . . . . . . .

SIGNATURES
================================================================================

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant's behalf.


                                       COMPUTER MARKETPLACE, INC.


Date:  July 9, 1999                    By:  /s/ ROBERT M. WALLACE
                                            ------------------------------------
                                                Robert M. Wallace
                                                Chairman